UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 23, 2013, Southeastern Asset Management, Inc. and Carl C. Icahn and his affiliates issued the following press release:

FOR IMMEDIATE RELEASE

Icahn and Southeastern Issue Open Letter to Dell Special Committee

New York, New York, July 23, 2013:  Carl C. Icahn and his affiliates and Southeastern Asset Management today issued the following letter to the Dell Special Committee.

Ladies and Gentlemen:

In our years in business we have witnessed many unconscionable boards.  But, we think that the ongoing “Desperate Dell Debacle” stands out as one of the most startling examples.  Amazingly, through it all, the Special Committee continues to remind us just how much they believe that they are taking care of us, watching out for us and protecting us.  We have a number of questions for these self-congratulatory champions of Dell stockholders.

WHY FREEZE OUT DELL STOCKHOLDERS?

Why is the Special Committee so committed to forcing loyal Dell stockholders out of Dell so that our company can be sold to Michael Dell/Silver Lake at what we believe is a bargain price?

How long can boards push out and change meeting dates and hide behind the “business judgment rule”?

The answer, my friend, is “Blowin’ in the Wind”.

WILL THE SPECIAL COMMITTEE KEEP ITS PROMISE?

On July 16 the Special Committee told us that it has “taken extraordinary measures to ensure Mr. Dell’s neutrality and to leave the final decision with the disinterested stockholders.”

If you believe the Special Committee did not take “extraordinary measures to ensure Mr. Dell’s neutrality and to leave the final decision with the disinterested stockholders” when they postponed last Thursday’s vote, then we urge you to vote AGAINST the Michael Dell/Silver Lake transaction.  If you believe the Special Committee did not take “extraordinary measures to ensure Mr. Dell’s neutrality and to leave the final decision with the disinterested stockholders” when they refused to hold the Annual Meeting on the same date as the Special Meeting, then we urge you to vote AGAINST the Michael Dell/Silver Lake transaction.

The Special Committee asserts that they have taken “extraordinary measures to ensure Mr. Dell’s neutrality”, however:

1)	When Michael Dell/Silver Lake decided that they wanted to buy Dell, the Special Committee negotiated a Merger Agreement with them to freeze out stockholders.

2)
The Special Committee agreed to a Merger Agreement that, in our opinion, through a combination of the restrictive definition of Superior Proposal, a break up fee of up to $450 million, a matching right in favor of Michael Dell/Silver Lake, and other Michael Dell/Silver Lake friendly provisions, acted as an enormous barrier to any potential bidder.

3)
In seeking to obtain stockholder votes, Dell has embarked on a pattern of scare tactics, disclosing increasingly negative results and prospects.  But we believe that a number of operational decisions at Dell have created much of this bad news.  And why does the Dell Board forget to mention the $13 billion spent on enterprise software that is just beginning to show excellent results?  In our opinion and the opinion of a number of experts we have spoken to, Dell’s enterprise software and cloud computing have enormous potential.  Why can’t all stockholders benefit from this?

4)
To top it all off, after promising on July 16 to “leave the final decision with the disinterested stockholders” the Board adjourned the July 18 meeting.  Whatever happened to the July 16 promise to “leave the final decision with the disinterested stockholders”?  Again we ask why does this Board keeps protecting Michael Dell even after stockholders have spoken?

WE CALL ON THE DELL BOARD TO KEEP ITS PROMISE AND LET THE VOTE BE FINALLY DECIDED ON JULY 24.  We think that – after six months – the time for soliciting is over.  It’s time to vote.  Do not move election day again.  This is not a banana republic.

WHEN WILL WE HAVE AN ANNUAL MEETING?

WE ALSO CALL ON THE DELL BOARD TO MOVE QUICKLY TO HOLD THE DELL ANNUAL MEETING WHEN STOCKHOLDERS WILL BE ENTITLED TO ELECT OUR SLATE OF DIRECTORS IF THE MICHAEL DELL/SILVER LAKE TRANSACTION IS DEFEATED.  Our slate has met and unanimously supports our proposed Dell self tender offer and its implementation in accordance with their fiduciary duties.  As previously communicated, we believe that our proposed Dell self tender offer has a total value to tendering stockholders of approximately $15.50 to $18.00 per share.*

* Estimates are based upon the assumptions and calculations set forth in Definitive Additional Materials that we filed with the SEC on July 12, 2013 and July 16, 2013 and reflect only an illustration of the implied value of Dell based upon those assumptions and calculations. The foregoing and the information contained in the Definitive Additional Materials are not a prediction of the specific future market value of Dell stock or any warrant.

VOTE DOWN THE MICHAEL DELL/SILVER LAKE DEAL.  VOTE IN OUR SLATE AT THE ANNUAL MEETING WHEN IT IS HELD.

We continue to urge stockholders to vote AGAINST the Michael Dell/Silver Lake transaction.  We believe the future for Dell is bright and we hope that you agree.

Sincerely,

Carl C. Icahn	O. Mason Hawkins	G. Staley Cates
Icahn Enterprises LP	Southeastern Asset Management	Southeastern Asset Management

For assistance in voting your shares, please contact D.F. King & Co., Inc., which is assisting Icahn and Southeastern, at 1-800-347-4750 (banks and brokers call 1-212-269-5550) or by e-mail at dell@dfking.com.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 24, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN ENTERPRISES, LP, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 24, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.  WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter, and the documents referred to in this letter, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives.  Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties.  Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties.  Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Annual Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed with the SEC on May 31, 2013.  Such forward-looking statements should therefore be construed in light of such factors, and Icahn and Southeastern are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PRESS CONTACTS

Carl C. Icahn
Susan Gordon
(212) 702-4309

Southeastern Asset Management
Lee Harper
(901) 818-5240

About Southeastern Asset Management, Inc.

Southeastern Asset Management, Inc. (“SEA”), headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.